BLOOM HOCHBERG & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               450 SEVENTH AVENUE
                              NEW YORK, N.Y. 10123                TELEPHONE
                                                               (212) 244-2112
                                                                     FAX
                                                               (212) 629-5058



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report in the Form 8-K of Intelligent Decision Systems, Inc. This consent applies to our Independent Auditor's Report dated June 14, 1996.



                         /S/ BLOOM HOCHBERG & CO., P.C.
                           BLOOM HOCHBERG & CO., P.C.
                                  July 11, 1996